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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement relating to 3,150,000 shares of FirstFederal Financial Services Corp on Form S-4 of our report dated January 26, 1996 appearing in the Annual Report on Form 10-K of FirstFederal Financial Services Corp for the year ended December 31, 1997 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
May 1, 1998